Exhibit 99.1
NYSE: CNP www.CenterPointEnergy.com The Benefits of a Balanced Electric & Gas Portfolio 44th EEI Financial Conference Hollywood, Florida November 1-3, 2009 RIGHT STRATEGY. RIGHT ASSETS. RIGHT PEOPLE. David M. McClanahan President and CEO

This presentation contains statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will," or other similar words. We have based our forward-looking statements on our management's beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward- looking statements include the timing and amount of our recovery of the true-up components, including, in particular, the results of appeals to the courts of determination on rulings obtained to date, the timing and amount of our recovery of restoration costs arising from Hurricane Ike, the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions and other factors described in CenterPoint Energy, Inc.'s Form 10-K for the period ended December 31, 2008, under "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Earnings", in CenterPoint Energy, Inc.'s Forms 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009, under "Management's Discussion and Analysis of Financial Condition and Results of Operations of CenterPoint Energy, Inc. and Subsidiaries - Certain Factors Affecting Future Earnings", and in other filings with the SEC by CenterPoint Energy. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statements. Cautionary Statement Regarding Forward-Looking Information

Strategically located assets and attractive service territories which provide operating scale and diversification of risk Regulated operations providing ~80% of operating income and stable earnings and cash flow Opportunity to leverage market position as a leading provider of gas infrastructure services Organic growth opportunities across all businesses Committed to a secure, competitive dividend with growth while improving financial strength and flexibility Electric TDU Natural Gas LDCs Interstate Pipelines Competitive Natural Gas Sales and Services Gathering basins Investment Highlights Carthage to Perryville Southeast Supply Header

Focused on domestic energy delivery businesses Continental U.S. market Regulated energy delivery Electric transmission and distribution (TDU) Natural gas local distribution companies (LDCs) Natural gas interstate pipelines Unregulated energy delivery Natural gas field services (gas gathering) To Be Recognized As America's Leading Energy Delivery Company...and More Our Vision "... America's Energy Delivery..." "... and More" Pursue complementary businesses that leverage our core businesses/business skills Competitive natural gas sales and services Our Corporate Vision Remains...

To build a domestic energy company with a balanced portfolio of electric and natural gas businesses Seek geographic, economic and regulatory diversity Capture organic growth in our attractive electric and natural gas service territories and seek opportunities to acquire other regulated electric and natural gas businesses Take advantage of our strategically located interstate pipeline assets and their access to active natural gas supply basins and attractive end-use markets Invest in gas gathering, treating and processing facilities in attractive gas producing areas, especially in the new shale plays (Haynesville, Fayetteville and Woodford) Optimize our competitive natural gas sales and services business Our Strategy is... Remain committed to our investment thesis of providing a secure, competitive dividend with growth

Complementary Electric and Natural Gas Portfolio

CenterPoint Energy

Electric Transmission & Distribution	Natural Gas Distribution	Natural Gas Pipelines	Natural Gas Field Services	Natural Gas Sales & Services
• Regulated 'wires only' business • 5,000 sq. mile service territory in and around Houston • Over 2 million metered customers in the Houston area • Solid, consistent customer growth	• Regulated local gas distribution companies in AR, LA, MN, MS, OK, TX • 3.2 million customers • Solid growth in key urban areas • 411 Bcf throughput in 2008	• FERC regulated pipelines • Strategically located at the center of the nation's gas transportation infrastructure • Connected to over 20 other pipelines • 1,538 Bcf throughput in 2008	• Non-rate regulated; primarily fee-based business • Gathering, treating and processing • Primarily focused on mid-continent production basins and new shale plays • 421 Bcf throughput in 2008	• Non-rate regulated • Markets natural gas and services • 10,900 commercial, industrial and utility customers in 18 states • 528 Bcf throughput in 2008

Adjusted Operating Income (in millions)

Year	Electric T&D	Year	Gas Distribution	Year	Pipelines	Year	Field Services	Year	Sales & Services
2008:	$412(1)	2008:	$215	2008:	$293	2008:	$147	2008:	$62
2007:	$425(1)	2007:	$218	2007:	$237	2007:	$ 99	2007:	$75
2006:	$450(1)	2006:	$124	2006:	$181	2006:	$ 89	2006:	$77
2005:	$448(1)	2005:	$175	2005:	$165	2005:	$ 70	2005:	$60
2004:	$441(1)	2004:	$178	2004:	$129	2004:	$ 51	2004:	$44

(1) Results exclude operating income from the Transition Bond Companies and the Final Fuel Reconciliation (see reconciliation on page 20).

November 1 - 3, 2009 44th EEI Financial Conference 6

Attractive and Balanced Portfolio with Stability and Growth Balanced Portfolio Growth Electric Transmission & Distribution Natural Gas Interstate Pipelines Natural Gas Distribution Natural Gas Field Services Natural Gas Sales & Services 2008 Adjusted Operating Income: $1,140(1) 2004 - 2008 Adjusted Operating Income(2) (1) In millions; excludes operating income from Transition Bond Companies (see reconciliation on page 20). (2) In millions; excludes operating income from Transition Bond Companies and the Final Fuel Reconciliation (see reconciliation on page 20). Other Operations

CenterPoint Energy Houston Electric
Electric Transmission & Distribution

- Distribution rates frozen through June 2010
- Transmission rates increased by $22.5 million in November 2008
  - Distribution rate freeze precludes recovery of the portion of increased transmission rates attributable to our service territory until new distribution rates implemented; net benefit of rate increase to operating income in 2009 ~$17 million
- New capital expenditures drive growth in rate base
  - Current rate base ~$3.4 billion; capital expenditures expected to be between $400 and $500 million annually for the next 5 years, excluding ~$640 million for advanced metering program (before the impact of stimulus funding)
- Advanced meter deployment progressing
  - Over 100,000 advanced meters installed; on target to install 145,000 by year end 2009
  - If funded in accordance with application for stimulus funds, deployment will be accelerated to be complete in 2012
  - Provides remote meter reading and connect/disconnect capability
  - Provides real-time pricing capability and communication with home area network devices
- Grant for $200 million in DOE stimulus funding awarded
  - $150 million to be used to accelerate advanced metering deployment
  - $50 million to be dedicated to intelligent grid technology (remote system monitoring, outage detection, intelligent switching and restoration)
- Texas Supreme Court heard oral arguments on true-up appeal in October 2009
- PUC has approved recovery of ~$663 million of storm restoration costs from Hurricane Ike, plus carrying costs from September 1, 2009
  - ~$643 million in distribution system costs to be recovered through storm securitization bonds; expected to be issued before year-end 2009
    - Credits to customer bills to reflect benefit of deferred taxes beginning when system restoration charges go into effect; negative impact to 2010 operating income estimated at ~$24 million and declining over life of bonds
  - Remaining $20 million in transmission system costs, plus carrying costs, to be recovered through existing rate mechanisms


TX
HOUSTON METRO AREA

November 1 - 3, 2009
44th EEI Financial Conference
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CenterPoint Energy Resources Corp.
Natural Gas Distribution

- Focused on implementation of rate strategies designed to earn allowed return, while limiting rate case frequency, and decoupling revenues from consumption
  - Align company and customers' interests on conservation and energy efficiency
  - Significant progress in a number of jurisdictions
    - Arkansas: revenue stabilization mechanism; weather normalization adjustment; energy efficiency rider
    - Louisiana: cost of service adjustment mechanism; weather normalization adjustment
    - Oklahoma: cost of service adjustment mechanism; weather normalization adjustment
    - Mississippi: pending rate case to be withdrawn as part of agreement for company to keep benefits from asset management agreement
    - Minnesota: rate case pending; filed for $60 million in November 2008; implemented interim rates of $51.2 million in January 2009, subject to refund; decoupling mechanism requested
    - Texas: Houston rate case pending; filed for $25.4 million in July 2009; cost of service adjustment requested
    - Other Texas jurisdictions: some have cost of service adjustments
  - Execution of asset management agreements - minimize gas inventory working capital; sharing of benefits between company and customers being requested
- Continue to promote natural gas as the clean fuel of choice for cooking, space and water heating
- Operations are structured to capture synergies across all six states
- Current rate base ~$2 billion; capital expenditures expected to be between $200 and $250 million annually for the next 5 years, including ~$90 million for automated meter reading in the Houston area



November 1 - 3, 2009 44th EEI Financial Conference 9

CenterPoint Energy Resources Corp.
Interstate Pipelines

CenterPoint Energy

- Maintain core customer base through effective and timely re-contracting
  - Long-term agreements with affiliated LDCs and Laclede in place
  - Focused on shifting short-term contracts to longer term arrangements
- Continue to invest in pipeline expansions and greenfield development projects to provide access to markets for new gas supplies
  - Carthage to Perryville Pipeline
    - 172-mile, 70,000 HP compression, ~1.55 Bcf per day pipeline
      - Phase I, II and III in service and fully subscribed
    - 274 MMcf per day Phase IV compression expansion under construction; target in service April 2010
      - Over 80 percent contracted with major producer (Chesapeake)
  - Southeast Supply Header (SESH); joint venture with Spectra
    - 270-mile, 1 Bcf per day pipeline; connects Perryville Hub to Southeast and Northeast markets
    - In August 2009, SESH sold $375 million, 4.85% senior notes due 2014; $186 million returned to CNP
    - Potential future expansion opportunities
  - Continue to capture expansion opportunities to maximize value of core pipelines
    - Backhaul contract for up to 0.5 Bcf per day with Chesapeake
    - Continuing to evaluate Haynesville and other shale opportunities
    - Contracted nearly 0.6 Bcf per day of power generation load since 2007
- Maintenance capital expenditures expected to average ~$80 million annually, not including pending environmental regulations; additional capital investment dependent on growth opportunities


Carthage to Perryville
Southeast Supply Header

November 1 - 3, 2009
44th EEI Financial Conference
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CenterPoint Energy Resources Corp.
Field Services

CenterPoint Energy

- **Secure core business through superior customer service and product offerings**
  - Attractive margins despite highly competitive business dynamics
  - Relatively low risk business model
    - Majority of new capital supported by agreements with guaranteed throughput or return provisions
    - Positioned to capture value from commodity up-swings
  - Strategic footprint in both traditional and shale basins
    - Drilling in shale areas remains steady
    - Significant decline in traditional drilling due to low gas price environment
- **Significant investment opportunities driven primarily by shale gas plays (Haynesville, Fayetteville and Woodford)**
  - Executed agreements with EnCana and Shell for gathering and treating Haynesville shale production
  - Strategic footprint and recent long-term contracts position business for solid long-term growth
  - 2009 capital expenditures expected to be ~$300 million, including new contracts; capital investments for 2010 estimated to be ~$250 - $300 million



November 1 - 3, 2009 44th EEI Financial Conference 11

CenterPoint Energy Field Services
Shell/EnCana Haynesville Project Overview

- **In September 2009, CenterPoint Energy Field Services (CEFS) signed long-term agreements with Shell and EnCana to provide gathering and treating services**
  - Establishes new relationships with 2 high quality producers
  - Terms include volume throughput commitments and acreage dedication
  - Agreements to provide gathering and treating facilities: up to 700 MMcf per day with the potential for expansion of up to an additional 1 Bcf per day at the producers' election
- **Capital Investment**
  - Initial phase (700 MMcf per day): $300 - $325 million over ~18 months
    - Acquired over 100 MMcf per day of existing facilities at close
    - Installation of ~226 miles of pipelines; nearly 25,500 horsepower of compression; ~800 MMcf per day treating capacity
  - Expansion (up to 1 Bcf per day): up to additional $250 - $300 million
    - Producers have option to request expansion of up to an additional 1 Bcf per day
    - Expansion could require ~60 miles of pipeline and ~40,200 horsepower of compression
- **Aligns with CNP risk profile and augments investment thesis**
  - Fee-based revenue structure with volume throughput commitments or guaranteed returns for all capital deployed
  - Significant revenue growth potential
- **Project scale provides competitive advantage to capture significant long-term opportunities**
  - CEFS gains first mover advantage in potentially the largest US production play
  - Extends North Louisiana footprint
  - Leverages core commercial and operating competencies

November 1 - 3, 2009 44th EEI Financial Conference 12

Risk management and internal controls essential to success Principally a physical gas provider using back-to-back contracting strategy Disciplined risk management model Low Value at Risk (VaR) limit of $4 million Rigorous credit scoring and collateral management Economic gains locked in through the use of financial derivatives Retail customer base growing; slight sales volume declines in 2009; wholesale opportunities impacted by reduced basis differentials; storage margins remain attractive due to seasonal basis spreads CenterPoint Energy Resources Corp. Competitive Natural Gas Sales and Services

Third Quarter 2009 Consolidated Results (unaudited, in millions except per share amounts)

Third Quarter 2009 Operating Income by Segment (unaudited, in millions)

(unaudited, in millions) Interstate Pipelines $9 Field Services $(21) Other $(2) Competitive Natural Gas Sales & Service ($43) Higher pension expense Higher other O&M Rate increases Higher revenue from new contracts on Carthage to Perryville pipeline New contracts for deliveries to gas-fired power generators 2008 write- down associated with pipeline assets removed from service Higher O&M, in part from pension expense Natural Gas Distribution ($9) Electric TDU $16 Significantly lower commodity prices in 2009 versus 2008 Lower natural gas throughput from traditional basins Increased throughput from shale plays 3Q 2008 Customer growth Favorable weather Higher net transmission revenues 2008 loss due to Hurricane Ike Higher O&M 3Q 2009 Mark-to- market charges in 2009 compared to large mark-to- market gains in 2008 Reduced locational price differentials Lower retail sales volumes 2008 Inventory write-down $337 $287 Third Quarter 2009 Operating Income Drivers 3 mos. ended 9/30/09 vs. 3 mos. ended 9/30/08

CenterPoint Energy Objectives for 2009 and beyond Maximize return on regulated utilities portfolio Pursue growth projects in interstate pipelines and field services Capture profitability of competitive natural gas sales and services while maintaining appropriate level of risk Maintain and improve strong liquidity and credit profile Provide secure, competitive dividend with growth Consistently achieve top quartile shareholder returns

NYSE: CNP www.CenterPointEnergy.com The Benefits of a Balanced Electric & Gas Portfolio Q & A RIGHT STRATEGY. RIGHT ASSETS. RIGHT PEOPLE.

Appendix

Reconciliation of Operating Income to Adjusted Operating Income (in millions) Consolidated (in millions) Electric Transmission & Distribution Note: Pursuant to financing orders issued by the Texas Utility Commission in accordance with the Texas Electric Choice Plan (Texas electric restructuring law), subsidiaries of CenterPoint Energy Houston Electric have issued $749 million, $1.85 billion, and $488 million in transition bonds in October 2001, December 2005 and February 2008, respectively. Final maturity dates on the bonds range from September 2015 to February 2023. The transition bonds are non-recourse to CenterPoint Energy and CenterPoint Energy Houston Electric and are serviced through dedicated amounts included in revenues. The transition bonds were issued to recover certain costs determined by the Texas Utility Commission to be recoverable in connection with the transition to competition under the Texas electric restructuring law.

Principal amounts of external debt

As of September 30, 2009

($ in millions)

CenterPoint Energy, Inc.	
ZENS	$ 120 [1]
Senior Notes	950
Collateralized Pollution Control Bonds	
First Mortgage Bond Collateral	151 [2]
General Mortgage Bond Collateral	527 [2]
Uncollateralized Pollution Control Bonds	344 [3]
Commercial Paper	0
Bank Loans	0 [4]
Total	$2,092

Utility Holding, LLC

CenterPoint Energy Resources Corp.	
Debentures / Notes	$2,747
Convertible Subordinated Debentures	45
Commercial Paper	15
Bank Loans	10 [5]
Advances for Purchases of Receivables	40 [6]
Total	$2,857

CenterPoint Energy Houston Electric, LLC	
First Mortgage Bonds	$ 103
General Mortgage Bonds	1,762
Collateralized Pollution Control Bonds	229 [7]
Bank Loans	0 [8]
Total	$2,094

CenterPoint Energy Transition Bond Company, LLC	
Transition Bonds	$376

CenterPoint Energy Transition Bond Company II, LLC	
Transition Bonds	$1,550

CenterPoint Energy Transition Bond Company III, LLC	
Transition Bonds	$455

(1) The principal amount on which 2% interest is paid is $840.3 million. The debt component reflected on the financial statements is $120 million. The contingent principal amount payable at maturity is $814.5 million.

(2) The collateralized pollution control bonds aggregating $678 million are obligations of CenterPoint Energy, Inc. However, CenterPoint Energy Houston Electric, LLC has issued first mortgage bonds aggregating $151 million and general mortgage bonds aggregating $527 million as collateral for the CenterPoint Energy, Inc. obligations.

(3) Excludes $175 million of tax-exempt bonds issued on behalf of CenterPoint Energy, Inc. which were purchased by CenterPoint Energy, Inc. in April 2008 and are held for future remarketing.

(4) Borrowings under $1.156 billion bank facility.

(5) Borrowings under $950 million bank facility.

(6) Advances under $150 million receivables facility.

(7) The pollution control bonds are collateralized by general mortgage bonds.

(8) Borrowings under $289 million and $600 million bank facilities.

November 1 - 3, 2009 44th EEI Financial Conference 21

Principal amounts of maturing external debt As of September 30, 2009

Liquidity and Credit Ratings Available Liquidity ($MM) Credit Ratings Moody's S&P Fitch Rating Outlook Rating Outlook Rating Outlook CenterPoint Energy (Senior Unsecured) Ba1 Stable BBB- Negative BBB- Stable CEHE (Senior Secured) Baa1 Positive BBB+ Negative A- Stable CERC (Senior Unsecured) Baa3 Stable BBB Negative BBB Stable (1) General mortgage bonds and first mortgage bonds (1)